AMENDMENT NO. 5 TO
                 THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

          AMENDMENT NO. 5 dated as of April 30, 1999 to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997 (as heretofore amended, the "Stockholders Agreement") among KMC Telecom Holdings, Inc., Nassau Capital Partners L.P., NAS Partners I L.L.C., Harold N. Kamine, Newcourt Commercial Finance Corporation (as successor to AT&T Credit Corporation), General Electric Capital Corporation, First Union National Bank (as successor to CoreStates Bank, N.A.), CoreStates Holdings, Inc., and ., KMC Telecommunications L.P.

                               W I T N E S S E T H

          WHEREAS, the parties hereto desire to make certain amendments to the Stockholders Agreement;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms defined in the Stockholders Agreement and used herein are so used as so defined. In addition, the following terms shall have the meanings set forth below:

          "HYDO II" means the offering and sale of not more than $300,000,000 aggregate principal amount of Senior Notes due 2009 of the Company, substantially in the manner contemplated by a purchase agreement to be entered into between the Company and Morgan Stanley & Co. Incorporated, Credit Suisse First Boston, First Union Capital Markets, CIBC Oppenheimer, BancBoston Robertson Stephens Inc. and Wasserstein Perella & Co. Inc..

          "PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT" means the Preferred Stock Registration Rights Agreement dated as of April 30, 1999 between the Company and First Union Investors, Inc.

          "PREFERRED STOCK WARRANT AGREEMENT 2" means the Warrant Agreement dated as of April 30, 1999 among the Company, The Chase Manhattan Bank, as Warrant Agent and First Union Investors, Inc., which Preferred Stock Warrant Agreement 2 is being entered into in connection with the execution and delivery of the Purchase Agreement 2.

          "PREFERRED  STOCK  WARRANT  SHARES 2" means  shares  of  Common  Stock


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issuable upon exercise of Preferred  Stock Warrants 2, such other  securities as shall be issuable upon the exercise of Preferred Stock Warrants 2, or shares of Common Stock or other securities received upon the exercise of Preferred Stock Warrants 2.

          "PREFERRED STOCK WARRANTS 2" means Warrants issued to holders of Series E Preferred Stock pursuant to the Preferred Stock Warrant Agreement 2, each such Warrant initially entitling the holder thereof to purchase 0.471756 shares of Common Stock at an exercise price of $.01 per share.

          "PURCHASE AGREEMENT 2" means the Securities Purchase Agreement dated as of April 30, 1999 among the Company and First Union Investors, Inc.

          "REGISTRATION RIGHTS AGREEMENT II" means the Registration Rights Agreement to be entered into between the Company and Morgan Stanley & Co. Incorporated, Credit Suisse First Boston, First Union Capital Markets, CIBC Oppenheimer, BancBoston Robertson Stephens Inc. and Wasserstein Perella & Co., Inc., relating to the granting by the Company of Registration Rights with respect to the 2009 Senior Notes.

          "2009 SENIOR NOTES" means the Senior Notes due 2009 to be issued by the Company in connection with the HYDO II.

          "WARRANT REGISTRATION RIGHTS AGREEMENT 2" means the Warrant Registration Rights Agreement dated as of April 30, 1999 among the Company and First Union Investors, Inc., which Warrant Registration Rights Agreement 2 is being entered into in connection with the execution and delivery of the Preferred Stock Warrant Agreement 2.

          2. AMENDMENTS TO SECTION 5 OF THE STOCKHOLDERS AGREEMENT. Paragraph(a) of Section 5 of the Stockholders Agreement is amended to read as follows:

               PUT RIGHT. (a) Subject to the covenants contained in the indentures entered into in connection with the Senior Discount Notes and 2009 Senior Notes if no Liquidity Event shall have occurred by the later of October 22, 2003 or 90 days following the final maturity date of debt securities issued in the HYDO II, then each of Nassau and its Affiliates, AT&T, GECC and CoreStates shall have the right, at any time thereafter, by giving written notice to the Company (a "PUT NOTICE"), to require the Company to repurchase (a "PUT") all or any portion of the shares of Convertible Preferred Stock or Common Stock held by such Stockholder for an amount (the "PUT AMOUNT") equal to (A) the fair market value of the shares subject to such Put as determined within 30 days of each Put Notice by an investment bank of national reputation which is mutually acceptable to the Company and holders of a majority of the voting power of Common Stock and Common Stock Equivalents held by all parties exercising Puts hereunder or (B) in the case of any shares of Convertible Preferred Stock, at


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the liquidation preference thereof plus all accrued and unpaid dividends, at the option of holders thereof; provided that AT&T, GECC and CoreStates shall not have the right to exercise a Put hereunder unless Nassau or its Affiliates have exercised a Put; and provided further that the Company may not repurchase any shares of Convertible Preferred Stock or Common Stock hereunder so long as the Series E Preferred Stock or the Series F Preferred Stock remain outstanding unless the holders of the Series E Preferred Stock and the holders of the Series F Preferred Stock have waived in writing their right to have the Company repurchase their Series E Preferred Stock and Series F Preferred Stock prior to the repurchase by the Company of any shares of Convertible Preferred Stock or Common Stock hereunder. The Company shall give AT&T, GECC and CoreStates prompt notice of Nassau's intent to exercise a Put. The Company shall give notice to Nassau and the other Stockholders of any exercise of the Put right under Section 14 of either of the Subsidiary Warrants or hereunder. The Company shall pay to the party exercising a Put the Put Amount within 60 days of the date of such determination of fair market value. Any unpaid balance of a Put Amount thereafter shall bear interest, which interest shall be paid together with any payment of such Put Amount, at a rate of 18.0% per annum (the "DEFAULT RATE"); provided that accrual of interest at the Default Rate shall not constitute a waiver of any party exercising a Put hereunder to receive immediate payment of the Put Amount.

          2. AMENDMENTS TO SECTIONS 6.1 AND 6.2 OF THE STOCKHOLDERS AGREEMENT. Paragraph (g) of Section 6.1 and paragraph (c) of Section 6.2 of the Stockholders Agreement are amended to read as follows:

          6.1 DEMAND REGISTRATIONS.

          (g) OTHER REGISTRATION RIGHTS. (i) Within the limitations prescribed by this paragraph (i), but not otherwise, the Company may grant to subsequent investors in the Company rights of incidental registration (such as those provided in Section 6.2). Such rights may only pertain to the Senior Discount Notes and Warrant Shares, in the case of the HYDEO, Preferred Stock Warrant Shares, in the case of the Preferred Stock Warrant Agreement, 2009 Senior Notes, in the case of the HYDO II, and Preferred Stock Warrant Shares 2, in the case of the Preferred Stock Warrant Agreement 2. Such rights may be granted with respect to (a) registrations actually requested by a Demand Holder pursuant to Section 6.1, but only in respect of that portion of any such registration as remains after inclusion of all Registrable Securities requested by the Demand Holder and
(b) registrations initiated by the Company, but only in respect of that portion of such registration as is available under the limitations set forth in Section 6.2(c) (which limitations shall apply pro rata to all holders of Registrable Securities) and such rights shall be limited in all cases to sharing in the available portion of the registration in question with holders of Registrable Securities and other investors as provided in Section 6.2(c), such sharing to be based on the number of shares of Common Stock held by the respective holders of Registrable Securities and held by such other investors, plus the number of


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shares of Common  Stock  into  which  other  securities  held by the  holders of
Registrable Securities and such other investors are convertible, which are entitled to registration rights. With respect to registrations which are for underwritten public offerings, "available portion" as used above shall mean the portion of the underwritten shares which is available as specified in clauses
(a) and (b) of the third sentence of this paragraph (i). Shares not included in such underwriting shall not be registered.

               (ii) The Company may not grant to subsequent investors in the Company rights of registration upon request (such as those provided in Section 6.1) unless (a) such rights are limited to shares of Common Stock; (b) the Demand Holders are given enforceable contractual rights to participate in registrations requested by such subsequent investors (but subject to the right of priority of registration in the following order: such subsequent investors and the holders of Registrable Securities on a pro rata basis), such participation to be on the pro rata basis and subject to the limitations described in the final three sentences of paragraph (i) of this Section 6.1(g);
(c) such rights shall not become effective prior to 90 days after the effective date of the first registration pursuant to Section 6.1; and (d) such rights shall  not  be  more  favorable  than  those  granted  to  the  Demand  Holders.
Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Company may file shelf registrations under the Securities Act (v) as required by Section 3 of the Warrant Registration Rights Agreement, substantially upon the terms and subject to the conditions contained therein,
(w) as required by Section 2(b) of the Registration Rights Agreement, substantially upon the terms and subject to the conditions contained therein,
(x) as required by Section 3 of the 1999 Warrant Registration Rights Agreement, substantially upon the terms and subject to the conditions contained therein,
(y) as required by Section 2(b) of the Registration Rights Agreement II, substantially upon the terms and subject to the conditions contained therein and
(z) as required by Section 3 of the Warrant Registration Rights Agreement 2, substantially upon the terms and subject to the conditions contained therein. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Company may grant registration rights to the holders of Series E Preferred Stock pursuant to the Preferred Stock Registration Rights Agreement as provided therein.

          6.2 PIGGYBACK REGISTRATIONS.

          (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, the Company will include in such registration all securities requested to be included in such registration; PROVIDED, that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the price, timing or distribution of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable


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Securities on the basis of the number of  Registrable  Securities  owned by each such holder and requested to be included therein, and (iii) third, other securities (including Warrant Shares, Preferred Stock Warrant Shares and Preferred Stock Warrant Shares 2, if any, requested to be included in such registration (in such relative order of priority among such securities as may be specified with respect thereto).

          4. Except as expressly amended hereby, all of the provisions of the Stockholders Agreement are hereby affirmed and shall continue in full force and effect in accordance with their terms.

          5. This Amendment shall be governed and construed in accordance with the laws of the state of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflicts of laws thereof.

          6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.


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          IN WITNESS  WHEREOF,  the undersigned  have executed,  or caused to be executed, this Agreement as of the date first above written.


                                  KMC TELECOM HOLDINGS, INC.


                                  By:/s/ Michael Sternberg
                                     _______________________________
                                     Name:   Michael A. Sternberg
                                     Title:  President


                                  NASSAU CAPITAL PARTNERS L.P.

                                  By: Nassau Capital L.L.C., its General Partner


                                 By:  /s/ John G. Quigley
                                    _____________________________
                                    Name:  John G. Quigley
                                    Title: Member

                                  NAS PARTNERS I L.L.C.


                                 By:  /s/ John G. Quigley
                                    _____________________________
                                    Name:  John G. Quigley
                                    Title: Member

                                  HAROLD N. KAMINE


                                  /s/ Harold N. Kamine
                                  ___________________________________


                                  NEWCOURT COMMERCIAL FINANCE
                                   CORPORATION


                                  By:/s/ John P. Sirico II
                                     ______________________________
                                     Name:   John P. Sirico II
                                     Title:  Vice President


Signature Page to
Amendment No. 5 to the
Amended and Restated
Stockholders Agreement


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                                  FIRST UNION NATIONAL BANK


                                 By:/s/ Pearce Landry
                                    ____________________________
                                      Name:   Pearce A. Landry
                                      Title:  Vice President

                                  CORESTATES HOLDINGS, INC.


                                 By:/s/ Tracey M. Chaffin
                                    _______________________________
                                      Name:  Tracey M. Chaffin
                                      Title: Manager-Operating

                                  GENERAL ELECTRIC CAPITAL
                                   CORPORATION


                                 By:/s/ M. Mylon
                                    ________________________________
                                      Name:  Mark F. Mylon
                                      Title: Manager-Operating




Signature Page to
Amendment No. 5 to the
Amended and Restated
Stockholders Agreement


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                                  KMC TELECOMMUNICATIONS L.P.


                                  By: /s/ Gerard Russomagno
                                     ______________________________
                                     Name:  Gerard M. Russomagno
                                     Title: General Managing Partner


Signature Page to
Amendment No. 5 to the
Amended and Restated
Stockholders Agreement